Exhibit 23.2

ANKURA CONSULTING (EUROPE) LIMITED CONSENT

Ankura Consulting (Europe) Limited (“Ankura”) hereby consents to the incorporation by reference in the Registration Statement No. 333-290141 on Form S-4 of its Relevant Alternative and Plan Benefits Report dated October 7, 2025.

/s/ Ankura Consulting (Europe) Limited
London, United Kingdom
October 8, 2025